                                                                     EXHIBIT 3.3

                              ARTICLES OF AMENDMENT
                             AFTER ISSUANCE OF STOCK
                  (pursuant to TEXAS BUSINESS CORPORATION ACT)

                             WORLD STAFFING II, INC.
                                   (OF TEXAS)


          (1) THE ORIGINAL ARTICLES of Incorporation originally filed on February 17, 1993, and last amended July 24, 1997 shall be further changed and amended as follows:

          ARTICLE ONE is hereby superseded and amended to read as set forth immediately following:

          The name of the corporation is WATTMONITOR, INC.

          (2) ADOPTION OF THE AMENDMENT occurred by unanimous consent of the Board of Directors on October 29, 1998 immediately following a special shareholder action: (a) The total shares issued and outstanding and entitled to vote was 19,713,600; (2)The ownership of 11,720,000 (59.45%) shares was represented at the Meeting; (3) All 11,720,000 (59.45%) shares voted in favor of the Amendment.



               /s/ JOHN SPICER              /s/ J. DAN SIFFORD
               ---------------              ------------------
              JOHN SPICER/Pres                  J. DAN SIFFORD